Exhibit 99

For Immediate Release                            Rick DeLisi
November March 19, 20010  Director, Corporate Communications
Page 1 of 1                           (703) 650-6019

   Atlantic Coast Airlines Holdings, Inc. Chairman and CEO to Present at ING Barings Conference

Dulles, VA, (March 19, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the ING Barings 3rd Annual Global Transportation and Logistics Conference being held in New York. The presentation is
scheduled  to  take  place  Tuesday  March  20,   2001,   at
approximately 3:30pm.

A  webcast  of  the  conference  is  being  offered  by  the
sponsors.  It  is  accessible  through  the  following   web
address:

http://www.ingbarings.com

The webcast will be offered beginning one week following the presentation, and will remain available for one month.

In addition, the PowerPoint presentation being offered at the conference will be available as of tomorrow afternoon, in the "For Investors" section of the Atlantic Coast website:

www.atlanticcoast.com

Atlantic Coast operates as United Express in the Eastern and Midwestern United States, and as Delta Connection in the Eastern U.S. The company has a fleet of 110 aircraft and offers approximately 650 daily departures, serving 51 destinations in 24 states.

Atlantic  Coast  employs over 3,300 aviation  professionals.
The  common stock of Atlantic Coast Airlines Holdings,  Inc.
is  traded  on the Nasdaq National Market under  the  symbol
ACAI.

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